Exhibit 99.2

Global FinTech Holdings Intermediate LTD

( A wholly owned subsidiary)

Balance Sheet

(in thousands of US dollars)

	June 30,	December 31,
	2020	2019
		Audited
Assets
Current assets:
Prepayment	$-	$656
Total current Assets	$-	$656

Non Current assets:
Intangible Assets	$1,177	$-
Total Assets	$1,177	$656

Liabilities and Stockholders’ Deficit
Current liabilities:
Accrued expenses - related party	$4,356	$2,981
Total Liabilities	$4,356	$2,981

Stockholders’ Deficit:
Share capital
Accumulated deficit	$(3,301)	$(2,307)
Accumulated other comprehensive income	$121	(18)
Total Stockholders’ Deficit	$(3,180)	$(2,325)
Total Liabilities and Stockholders’ Deficit	$1,177	$656

See accompanying footnotes to unaudited financial statements

Global FinTech Holdings Intermediate LTD

( A wholly owned subsidiary)

Statement of Operations

(in thousands of US dollars)

June 30, 2020
6 months Period
$
General and administrative	(939)
Amortization	(63)
Net operating Loss	(1,002)
Loss before income tax	(1,002)
Net Loss from continuing operations	$(1,002)

See accompanying footnotes to unaudited financial statements

Global FinTech Holdings Intermediate LTD

( A wholly owned subsidiary)

Accumulated other comprehensive income

For Six months ended June 30, 2020

(in thousands of US dollars)

2020
$

Loss for the year	(1,002)
Items that may be reclassified subsequently to profit or loss:
Exchange differences on translation of foreign operations	147
Total comprehensive loss for the year	(855)

See accompanying footnotes to unaudited financial statements

Global FinTech Holdings Intermediate LTD

(A wholly owned subsidiary)

Statement of Changes in Stockholders’ Deficit

For The Period From November 4, 2019 (Inception) through June 30, 2020

(in thousands of US dollars)

				Accumulated
				other	Total
		Share	Accumulated	comprehensive	Stockholders’
	Shares	Capital	Deficit	income	Deficit
Balance - November 4, 2019	-	$-	$-	$-	$-
Share issuance to founders	1	-	-	-	-
Net loss	-	-	(2,307)	(18)	(2,325)
Balance - December 31, 2019	1	$-	$(2,307)	$(18)	$(2,325)

Balance - January 1, 2020	1	-	(2,307)	(18)	(2,325)
Net loss	-	-	(1,002)	147	(855)
Balance - June 30, 2020	1	$-	$(3,309)	$128	$(3,181)

See accompanying footnotes to unaudited financial statements

Global FinTech Holdings Intermediate LTD

(A wholly owned subsidiary)

Statement of Cash Flows

for Six months ended June 30 , 2020

June 30, 2020
Cash Flows From Operating Activities
Net loss	$(1,002)
Adjustments to reconcile net loss to net cash provided by operating activities used in operating activities:
Changes in operating assets and liabilities:
General Prepayment	656
Accrued expenses - related party	1,118
Net Cash Used In Operating Activities	772
Intangiable assets	(1,239)
Net Cash Used In Financing Activities	(1,239)
Effect of FX on Net cash	130
Net Change In Cash	-
Cash - Beginning of Period (Inception)	-
Cash - End of Period	$-

See accompanying footnotes to unaudited financial statements

GLOBAL FINTECH HOLDINGS INTERMEDIATE LTD

(A Wholly Owned Subsidiary)

Notes to Financial Statements

For Six months ended June 30, 2020

(US dollars in thousands, except per share data)

1. Nature of Operations and Going Concern

Global FinTech Holdings Intermediate LTD (“GFHI”) was incorporated on November 4, 2019 under the laws of the British Virgin Islands. The Company’s registered office is Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

GFHI is engaging its resources in China for the creation of and connectivity of financial services and key industrial sectors and commodities markets via a robust fintech trading platform. The Company is developing an advanced technology platform capable of transforming the investing experience for business to consumer and business to business customers in China, by offering a fully digitized and app-enabled brokerage service covering several international and domestic markets. Additionally, through its strong Government relationships, GFHI has secured the opportunity to develop and retail/wholesale insurance products and platforms for the Chinese market. The Company’s initial focus is on launching a number of online insurance brokerage platforms for retail and commercial clients.

Going concern and management’s plans

These financial statements were prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future. As of December 31, 2019, the Company had no unrestricted funds. For the period from January, 1 2020 through June 30, 2020, the Company had a net loss of $1 million and an accumulated deficit of $3.3 Million as of June 30, 2020. These conditions indicate the existence of material uncertainties that raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s primary source of operating funds since inception has been equity financings. The Company intends to continue to raise additional capital through debt and equity financings. There is no assurance that these funds will be sufficient to enable the Company to fully complete its development activities or attain profitable operations. If the Company is unable to obtain such additional financing on a timely basis, the Company may have to curtail its development, marketing and promotional activities, which would have a material adverse effect on the Company’s business, financial condition and results of operations, and ultimately the Company could be forced to discontinue its operations and liquidate.

2. Summary of Significant Accounting Policies

Basis of presentation

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for financial information. They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the year ended December 31, 2019 included in the Company’s Form DEF-14A filed with the Securities and Exchange Commission. The unaudited interim financial statements should be read in conjunction with those financial statements included in the Form DEF-14A. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the Six months ended June 30, 2020 are not necessarily indicative of the results that may be expected for the year ending December 31, 2020.

GLOBAL FINTECH HOLDINGS INTERMEDIATE LTD

(A Wholly Owned Subsidiary)

Notes to Financial Statements

For Six months ended June 30, 2020

(US dollars in thousands, except per share data)

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Use of estimates

The financial statements have been prepared under the historic cost convention (subject to adjustments in respect of revaluation of financial assets at fair value through profit or loss) and in accordance with US GAAP as issued by the generally accepted in the United States board. The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Fair value measurement

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Group takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date.

In addition, for financial reporting purposes, fair value measurements are categorised into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

●	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;

●	Level 2 inputs are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly; and

●	Level 3 inputs are unobservable inputs for the asset or liability.

The principal accounting policies adopted are set out below.

Property, plant and equipment and software intangible assets

Property, plant and equipment are stated at cost less accumulated depreciation and any recognised impairment loss. Similarly, software intangible assets are stated at cost less accumulated amortisation and any recognised impairment loss.

GLOBAL FINTECH HOLDINGS INTERMEDIATE LTD

(A Wholly Owned Subsidiary)

Notes to Financial Statements

For Six months ended June 30, 2020

(US dollars in thousands, except per share data)

Depreciation or amortisation is recognised so as to write off the cost of assets less their residual values over their useful lives, using the straight-line method, on the following bases:

Leasehold improvements	33%
Fixtures and equipment	20%-33%
Motor vehicles	33%
Software	20%

Assets held under finance leases are depreciated over their expected useful lives on the same basis as owned assets or, where shorter, over the term of the relevant lease.

The gain or loss arising on the disposal or scrappage of an asset is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognised in income.

Internally generated intangible assets (development costs)

Expenditure on internally developed products is capitalised if it can be demonstrated that:

●	it is technically feasible to develop the product for it to be sold

●	adequate resources are available to complete the development

●	there is an intention to complete and sell the product

●	the Group is able to sell the product

●	sale of the product will generate future economic benefits, and

●	expenditure on the project can be measured reliably.

Capitalised development costs are amortised over the periods the Group expects to benefit from selling the products developed.

Impairment of tangible and intangible assets excluding goodwill

At each balance sheet date, the Group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated to determine the extent of the impairment loss (if any). Where the asset does not generate cash flows that are independent from other assets, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs.

An intangible asset with an indefinite useful life is tested for impairment at least annually and whenever there is an indication that the asset may be impaired.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

Cash and cash equivalents

The Company have nil cash as 30 June 2020.

GLOBAL FINTECH HOLDINGS INTERMEDIATE LTD

(A Wholly Owned Subsidiary)

Notes to Financial Statements

For Six months ended June 30, 2020

(US dollars in thousands, except per share data)

Financial instruments

Financial assets and liabilities are recognized when the Company becomes a party to the contractual provisions of the instrument. Financial assets are derecognized when the rights to receive cash flows from the assets have expired or have been transferred and the Company has transferred substantially all risks and rewards of ownership. Financial assets and liabilities are offset and the net amount is reported in the balance sheet when there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis, or realize the asset and settle the liability simultaneously.

At initial recognition, the Company classifies its financial instruments in the following categories depending on the purpose for which the instruments were acquired:

a)	Financial assets and liabilities at fair value through profit or loss: A financial asset or liability is classified in this category if acquired principally for the purpose of selling or repurchasing in the short term. Cash is included in this category. Financial instruments in this category are recognized initially and subsequently at fair value. Transaction costs are expensed in the statement of operations. Gains and losses arising from changes in fair value are presented in the statement of operations in the month in which they arise.

b)	Available-for-sale investments: Available-for-sale investments are non-derivatives that are either designated in this category or not classified in any of the other categories. The Company does not have any instruments classified in this category.

c)	Loans and receivables: Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. The Company’s loans and receivables comprise of trade and

d)	Other receivables: Loans and receivables are initially recognized at the amount expected to be received, less, when material, a discount to reduce the loans and receivables to fair value.

e)	Financial liabilities at amortized cost: Financial liabilities at amortized cost include payables and accruals. Financial liabilities are initially recognized at the amount required to be paid, less, when material, a discount to reduce the payables to fair value.

Income taxes

The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income tax assets and liabilities are recognized for the deferred tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (“temporary differences”) and loss carry forwards. Deferred tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is generally recognized in income in the year that includes the date of enactment or substantive enactment. Deferred income tax assets are recognized at each reporting date only to the extent that it is probable that the related tax benefit will be realized.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

GLOBAL FINTECH HOLDINGS INTERMEDIATE LTD

(A Wholly Owned Subsidiary)

Notes to Financial Statements

For Six months ended June 30, 2020

(US dollars in thousands, except per share data)

3. Intangible Assets

As of June 30, 2020, the net carrying value of the finite-lived intangible assets is comprised of licences valuing $1.17 million. No impairment of Intangible Asset necessary due to the subsequent event transaction with the sale to MICT, and owners planning to exploit the technology. Refer to Note 8 Subsequent Events.

GFH INTERMEDIATE HOLDINGS LIMITED, has signed a licence agreement with BEIJING BROOKFIELD INTERACTIVE SCIENCE & TECHNOLOGY CO. LTD on 18th May 2020 which was effective since January 2020 to have exclusive rights of using Software developed by BNN for 10 years.

This agreement also facilitates the transfer of technology between BNN and GFH.

Software which is licenced by GHF is B2b technology platform which have following capabilities:

●	It is authorised by government of China to perform KYC checks on consumer. This technology platforms will help GFH to satisfy its regulatory requirements to perform KYC on its customers.

●	Software is designed to handle large volume of data.

●	Software is approved by large Chinese technologies groups as trusted partner and can be connected with other technology companies to cross sell products and benefit from each other technology and services.

●	It is highly secured, scalable and robust.

The reason GFHI is amortising the licence for 10 years in the agreement between two parties start from January 2020 and ending on 31st December 2029.

The estimated amortization expense for each of the ten succeeding fiscal years and thereafter related to the Company’s finite-lived intangible assets is as follows:

Amortisation schedule	USD

2020	124
2021	124
2022	124
2023	124
2024	124
2025	124
2026	124
2027	124
2028	124
2029	124
Total Amortisation	1,240

GLOBAL FINTECH HOLDINGS INTERMEDIATE LTD

(A Wholly Owned Subsidiary)

Notes to Financial Statements

For Six months ended June 30, 2020

(US dollars in thousands, except per share data)

Note 4. Prepaid Expenses

	June 30 2020	December 31 2019
	$’000	$’000
Current Assets
Prepayments	-	656
	-	656

As of June 30, 2020, the company has prepaid Nil (2019: $655,901) to BEIJING BROOKFIELD INTERACTIVE SCIENCE & TECHNOLOGY CO. LTD as a licence fee.

4. Share Capital

As of June 30, 2020, the Company was authorized to issue an unlimited number of ordinary shares, $0.001 par value. The holders of the Company’s ordinary shares are entitled to one vote per share. On November 4, 2019, one ordinary shares were issued to the founders of the Company.

5. Related Party Transactions

	June 30 2020	December 31 2019
	$’000	$’000
Global Fin Tech Holding LTD	(4,356)	(2,981)

6. Income Taxes

During the period from January 1, 2020 to June 30, 2020, the Company operated in and was subject to the tax regime of the British Virgin Islands (“BVI”), a British overseas territory. As the BVI does not impose corporate income taxes, the Company recorded no income tax benefit during that period.

There are no tax effects of temporary differences that give rise to deferred tax assets as of June 30, 2020.

The Company has incurred a loss of $1 million from January 1, 2020 to June 30, 2020. However, as the BVI does not impose corporate income taxes, the Company will not realize any income tax benefit in the future related to that loss.

The Company does not have any uncertain tax positions or events leading to uncertainties regarding any income tax positions.

GLOBAL FINTECH HOLDINGS INTERMEDIATE LTD

(A Wholly Owned Subsidiary)

Notes to Financial Statements

For Six months ended June 30, 2020

(US dollars in thousands, except per share data)

7. Commitments and Contingencies

The company does not have any commitments and contingencies

8. Subsequent Events

GFHI unaudited quarterly Financial statements were available to be issued on August 28th 2020.

GFHI was acquired by MICT, Inc. on 1st July 2020. MICT, Inc. has completed the acquisition of a Global Fintech Intermediary Holdings Ltd. (“GFHI”) for approximately $25 million in convertible securities. In connection with the previously announced private placement of convertible promissory notes, MICT has also received commitments to purchase the full $15 million of such notes. Upon stockholder approval, both the securities issued as merger consideration and the promissory notes issued in the private placement will be convertible into shares of MICT common stock at a conversion price of $1.10 per share